Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Third Quarter 2020 Results

Well-Positioned to Benefit from Improving Natural Gas Fundamentals

FORT WORTH, Texas, November 5, 2020 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in more than 96,000 gross wells across 28 states, today announced financial and operating results for the quarter ended September 30, 2020.

Third Quarter 2020 Highlights

•	Q3 2020 daily production of 14,160 barrels of oil equivalent (“Boe”) per day (6:1)

•	Q3 2020 production was composed of approximately 59% from natural gas and approximately 41% from liquids (28% from oil and 13% from natural gas liquids (“NGL”)) (6:1)

•	Q3 2020 oil, natural gas and NGL revenues of $24.3 million, an increase of 45% from Q2 2020, reflecting improved realized commodity prices

•	Q3 2020 realized hedging gains of approximately $675,000; substantial portion of projected oil and natural gas production hedged through Q3 2022

•	Q3 2020 net loss of $25.7 million and Q3 2020 net loss attributable to common units of $17.8 million. The Q3 2020 net loss amount was primarily due to a non-cash ceiling test impairment expense of $22.2 million related to continued substantial weakness in commodity prices

•	Q3 2020 consolidated Adjusted EBITDA of $17.1 million

•	As of September 30, 2020, Kimbell’s major properties had 794 gross (2.62 net) drilled but uncompleted wells (“DUCs”) and 573 gross (1.84 net) permitted locations on its acreage

•	As of September 30, 2020, Kimbell had 30 rigs actively drilling on its acreage, which represented 12.0%[1] market share of all rigs drilling in the continental United States as of such time

•	Announced a Q3 2020 cash distribution of $0.19 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 12.4% annualized yield based on the November 4, 2020 closing price of $6.11 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s revolving credit facility

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell’s general partner commented, “I am very pleased with our third quarter 2020 results, once again proving the resilience of our business model. Production curtailments, which were put in place by certain operators during the height of the pandemic earlier this year, were largely reversed in the Permian and Eagle Ford during the third quarter of 2020. However, curtailments were still largely in place on our Bakken assets as of the end of the third quarter of 2020. We are hopeful that these will also reverse in the fourth quarter of 2020 given improved differentials and commodity prices.

1 Based on Kimbell rig count of 30 and Baker Hughes U.S. land rig count of 251 as of October 2, 2020.

Kimbell Royalty Partners, LP – News Release

We are very excited to see the forecasted improvement in natural gas prices both in the fourth quarter of 2020 and full year 2021 based on the futures curve. With approximately 59% of our daily production from natural gas, this price improvement could have a meaningful positive impact on our future cash flows and quarterly distribution payments. To put this in perspective, natural gas prices have averaged $2.02 per Mcf so far this year. The average forecasted natural gas price for full-year 2021 based on the futures curve is $3.03, which if it materializes would be a 50% improvement over 2020 year-to-date natural gas prices. We have a substantial amount of drilling inventory located across the major natural gas basins in the United States, with a concentration in the core areas of the Haynesville and Marcellus. We hope to benefit from this significant natural gas drilling inventory for years to come. “

Third Quarter 2020 Distribution and Debt Repayment

On October 23, 2020, the Board of Directors of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “Board of Directors”), approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the third quarter of 2020, or $0.19 per common unit. The distribution will be payable on November 9, 2020 to common unitholders of record at the close of business on November 2, 2020. The Board of Directors will review the distribution policy quarterly. Kimbell plans to utilize the remaining 25% of cash available for distribution for the third quarter of 2020 to pay down a portion of the outstanding borrowings under Kimbell’s revolving credit facility.

Kimbell expects that substantially all of its third quarter distribution will not constitute taxable dividend income and instead will generally result in a non-taxable reduction to the tax basis of unitholders’ common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. Furthermore, Kimbell expects that substantially all distributions paid to common unitholders from 2020 through 2023 will not be taxable dividend income and less than 25% of distributions paid to common unitholders for the subsequent two years (2024 to 2025) will be taxable dividend income.

Financial Highlights

Kimbell’s third quarter 2020 average realized price per Bbl of oil was $38.36, per Mcf of natural gas was $1.76, per Bbl of NGLs was $13.42 and per Boe combined was $18.67.

During the third quarter of 2020, the Company’s total revenues were $18.4 million, net loss was $25.7 million and net loss attributable to common units was $17.8 million, or $0.50 per common unit. The net loss during the third quarter of 2020 was primarily due to a $22.2 million non-cash ceiling test impairment expense recorded during the quarter related to the continued substantial weakness in commodity prices. This non-cash ceiling test impairment is not expected to impact the cash flow available for distribution generated by Kimbell or its liquidity or ability to make acquisitions in the future.

Total third quarter 2020 consolidated Adjusted EBITDA was $17.1 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

Kimbell Royalty Partners, LP – News Release

In the third quarter of 2020, G&A expense was $6.1 million, $3.7 million of which was Cash G&A expense, or $2.81 per Boe (Cash G&A and Cash G&A per Boe are non-GAAP financial measures.  Please see definition under Non-GAAP Financial Measures at end of this news release).  Unit-based compensation in the third quarter of 2020, which is a non-cash G&A expense, was $2.4 million or $1.88 per Boe.

In spite of further stabilization in the oil and natural gas markets and improved differentials and commodity prices, Kimbell believes that the ongoing COVID-19 outbreak and potential supply/demand imbalances in the oil and natural gas markets could continue to have an adverse effect on Kimbell’s business, production, cash flows, financial condition and results of operations in the fourth quarter of 2020.

At September 30, 2020, Kimbell had approximately $169.7 million in debt outstanding under its revolving credit facility, total debt to third quarter 2020 trailing twelve month consolidated Adjusted EBITDA of approximately 2.2x and was in compliance with all financial covenants under its revolving credit facility.

At the end of the third quarter, Kimbell had approximately $55.3 million in undrawn capacity (or approximately $130.3 million if aggregate commitments were equal to Kimbell’s current borrowing base, which is $300.0 million). Increases in commitments pursuant to the accordion feature of the revolving credit facility are subject to the satisfaction of certain conditions, including obtaining additional commitments from new or existing lenders.

Production

Third quarter 2020 average daily production was 14,160 Boe per day (6:1), composed of approximately 59% from natural gas (6:1) and approximately 41% from liquids (28% from oil and 13% from NGLs).

Operational Update

As of September 30, 2020, Kimbell’s major properties had 794 gross (2.62 net) DUCs and 573 gross (1.84 net) permitted locations on its acreage. In addition, as of September 30, 2020, Kimbell had 30 rigs actively drilling on its acreage, which represents an approximate 12.0% market share of all land rigs drilling in the continental United States as of such time.

Kimbell Royalty Partners, LP – News Release

Basin	Gross DUCs as of September 30, 2020(1)	Gross Permits as of September 30, 2020(1)	Net DUCs as of September 30, 2020(1)	Net Permits as of September 30, 2020(1)
Permian	235	201	0.75	0.61
Mid-Continent	109	70	0.23	0.07
Haynesville	61	19	0.37	0.07
Bakken	150	158	0.12	0.32
Eagle Ford	98	49	0.53	0.34
Appalachia	53	44	0.24	0.14
Rockies	88	32	0.38	0.29
Total	794	573	2.62	1.84

(1) These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which are time consuming to quantify but, in the experience of Kimbell's management, can be significant in the aggregate.

Hedging Update

The following provides information concerning Kimbell’s hedge book as of September 30, 2020:

Fixed Price Swaps as of September 30, 2020
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
4Q 2020	134,964	1,735,672	$41.61	$2.54
1Q 2021	132,030	1,697,940	$44.43	$2.83
2Q 2021	133,497	1,716,806	$44.60	$2.45
3Q 2021	134,964	1,735,672	$43.44	$2.41
4Q 2021	134,964	1,735,672	$44.58	$2.49
1Q 2022	132,030	1,697,940	$36.76	$2.61
2Q 2022	119,938	1,516,697	$41.77	$2.23
3Q 2022	139,196	1,759,316	$43.52	$2.44

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss third quarter 2020 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through November 12, 2020, by dialing 201-612-7415 and using the conference ID 13710674#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Kimbell Royalty Partners, LP – News Release

Presentation

On November 5, 2020, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 13 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 96,000 gross wells with over 40,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth, the tax treatment of Kimbell's distributions, future natural gas and other commodity prices, changes to supply and demand for oil, natural gas and NGLs and the recent COVID-19 outbreak and its impacts on Kimbell and on the oil and gas industry. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of the acquisition of the Springbok assets are not realized, risks relating to Kimbell’s integration of the Springbok assets, risks relating to the COVID-19 outbreak, and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks related to the impact of COVID-19 on the global economy and Kimbell’s business, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Springbok assets, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

September 30,
2020
Assets:
Current assets
Cash and cash equivalents	$12,348
Oil, natural gas and NGL receivables	16,039
Accounts receivable and other current assets	947
Total current assets	29,334
Property and equipment, net	1,167
Investment in affiliate (equity method)	4,707
Oil and natural gas properties
Oil and natural gas properties (full cost method)	1,148,983
Less: accumulated depreciation, depletion and impairment	(523,403)
Total oil and natural gas properties, net	625,580
Right-of-use assets, net	3,194
Loan origination costs, net	1,469
Total assets	$665,451
Liabilities, mezzanine equity and unitholders' equity:
Current liabilities
Accounts payable	$996
Other current liabilities	5,843
Commodity derivative liabilities	992
Total current liabilities	7,831
Operating lease liabilities, excluding current portion	2,919
Commodity derivative liabilities	2,699
Long-term debt	169,701
Total liabilities	183,150
Commitments and contingencies
Mezzanine equity:
Series A preferred units	42,051
Unitholders' equity:
Common units	325,048
Class B units	1,039
Total unitholders' equity	326,087
Noncontrolling interest	114,163
Total equity	440,250
Total liabilities, mezzanine equity and unitholders' equity	$665,451

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	September 30, 2020	September 30, 2019
Revenue
Oil, natural gas and NGL revenues	$24,326	$29,531
Lease bonus and other income	16	941
(Loss) gain on commodity derivative instruments, net	(5,898)	2,507
Total revenues	18,444	32,979
Costs and expenses
Production and ad valorem taxes	1,840	2,236
Depreciation and depletion expense	10,705	15,098
Impairment of oil and natural gas properties	22,237	34,880
Marketing and other deductions	2,512	2,332
General and administrative expenses	6,111	5,695
Total costs and expenses	43,405	60,241
Operating loss	(24,961)	(27,262)
Other income (expense)
Equity income (loss) in affiliate	293	(81)
Interest expense	(1,603)	(1,468)
Other expense	(100)	—
Net loss before income taxes	(26,371)	(28,811)
(Benefit from) provision for income taxes	(694)	103
Net loss	(25,677)	(28,914)
Distribution and accretion on Series A preferred units	(1,578)	(3,470)
Net loss attributable to noncontrolling interests	9,482	16,146
Distributions on Class B units	(23)	(23)
Net loss attributable to common units	$(17,796)	$(16,261)

Basic	$(0.50)	$(0.73)
Diluted	$(0.50)	$(0.73)
Weighted average number of common units outstanding
Basic	35,423,112	22,399,748
Diluted	35,423,112	22,399,748

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Cash G&A are used as a supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss) before interest expense, non-cash unit-based compensation, unrealized gains and losses on commodity derivative instruments, equity income from affiliates, impairment of oil and natural gas properties, income taxes and depreciation and depletion expense, and adjusted for distributions from equity investments.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2020	September 30, 2019
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$12,379	$24,835
Interest expense	1,603	1,468
(Benefit from) provision for income taxes	(694)	103
Impairment of oil and natural gas properties	(22,237)	(34,880)
Amortization of right-of-use assets	(70)	(65)
Amortization of loan origination costs	(276)	(266)
Equity income (loss) in affiliate	293	(81)
Forfeiture of restricted units	13	—
Unit-based compensation	(2,446)	(1,810)
(Loss) gain on commodity derivative instruments, net of settlements	(6,573)	1,684
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	4,273	(1,938)
Accounts receivable and other current assets	559	64
Accounts payable	195	11
Other current liabilities	(1,151)	(1,461)
Operating lease liabilities	69	91
Consolidated EBITDA	$(14,063)	$(12,245)
Add:
Impairment of oil and natural gas properties	22,237	34,880
Unit-based compensation	2,446	1,810
Loss (gain) on commodity derivative instruments, net of settlements	6,573	(1,684)
Cash distribution from affiliate	211	—
Equity income in affiliate	(293)	—
Consolidated Adjusted EBITDA	$17,111	$22,761
Adjusted EBITDA attributable to noncontrolling interest	(5,953)	(11,349)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$11,158	$11,412

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
September 30, 2020
Net loss	$(25,677)
Depreciation and depletion expense	10,705
Interest expense	1,603
Benefit from income taxes	(694)
Consolidated EBITDA	$(14,063)
Impairment of oil and natural gas properties	22,237
Unit-based compensation	2,446
Loss on commodity derivative instruments, net of settlements	6,573
Cash distribution from affiliate	211
Equity income in affiliate	(293)
Consolidated Adjusted EBITDA	$17,111
Adjusted EBITDA attributable to noncontrolling interest	(5,953)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$11,158

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Cash interest expense	902
Cash distributions on Series A preferred units	628
Distributions on Class B units	23
Cash available for distribution on common units	$9,605

Common units outstanding on September 30, 2020	38,948,023

Cash available for distribution per common unit outstanding	$0.25

Common units outstanding on November 2, 2020 Record Date	38,948,023

Third quarter 2020 distribution declared (1)	$0.19

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
September 30, 2019
Net loss	$(28,914)
Depreciation and depletion expense	15,098
Interest expense	1,468
Provision for income taxes	103
Consolidated EBITDA	$(12,245)
Impairment of oil and natural gas properties	34,880
Unit-based compensation	1,810
Gain on commodity derivative instruments, net of settlements	(1,684)
Consolidated Adjusted EBITDA	$22,761
Adjusted EBITDA attributable to noncontrolling interest	(11,349)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$11,412

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Cash interest expense	612
Cash distributions on Series A preferred units	965
Cash income tax expense (1)	147
Distributions on Class B units	23
Cash reserves (1)	(147)
Cash available for distribution on common units	$9,812

Common units outstanding on September 30, 2019	23,520,219

Cash available for distribution per common unit outstanding	$0.42

Common units outstanding on November 4, 2019 Record Date	23,520,219

Third quarter 2019 distribution declared	$0.42

(1)  Reflects cash taxes related to income allocation from the Series A preferred units, which were issued to partially fund the Haymaker acquisition that closed in July 2018.  Kimbell had previously retained cash for post-closing costs and expects to have adequate cash reserves set aside to offset future cash taxes related to the Series A preferred units.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules
(Unaudited, in thousands)

	Three Months Ended
	September 30, 2020
Net loss	$(25,677)
Depreciation and depletion expense	10,705
Interest expense	1,603
Benefit from income taxes	(694)
Consolidated EBITDA	$(14,063)
Impairment of oil and natural gas properties	22,237
Unit-based compensation	2,446
Loss on commodity derivative instruments, net of settlements	6,573
Cash distribution from affiliate	211
Equity income in affiliate	(293)
Consolidated Adjusted EBITDA	$17,111

Q4 2019 - Q2 2020 Consolidated Adjusted EBITDA (1)	61,649
Trailing Twelve Month Consolidated Adjusted EBITDA	$78,760

Long-term debt (as of 9/30/20)	169,701
Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	2.2	x

(1)  The consolidated Adjusted EBITDA for each of the quarters ended December 31, 2019, March 31, 2020 and June 30, 2020 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net loss to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the pro forma results from the Springbok acquisition that closed in April 2020 in accordance with the credit agreement.